UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 9, 2021

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	OI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 9, 2021, the Compensation and Talent Development Committee (the “Committee”) of the Board of Directors of O-I Glass, Inc. (the “Company”) approved the entry into a letter agreement (the “Assignment Agreement”) with Giancarlo Currarino, one of the Company’s named executive officers, setting forth the terms and conditions pursuant to which Mr. Currarino’s employment with the Company would be assigned (the “Assignment”) to O-I Italy S.p.A., a subsidiary of the Company. The effective date of the Assignment will be September 1, 2021, or such other date as Mr. Currarino’s applicable work permit has been approved, for a term of three years, with the possibility of a shortened or extended assignment, consistent with business needs.

The Assignment Agreement provides that, during the term of the Assignment, Mr. Currarino will serve as Managing Director, South East Europe. Additionally, the Assignment Agreement provides that, during the term of the Assignment and in addition to certain other benefits offered under applicable Company policies, Mr. Currarino will be entitled to receive (i) a monthly housing allowance totaling up to EUR 72,000 (approximately $86,000) per year, (ii) a monthly cost-of-living allowance totaling approximately EUR 22,000 (approximately $26,000) per year (which amount may be reviewed quarterly), (iii) annual home leave benefits, including reimbursement of the cost of economy airfare for Mr. Currarino and certain of his family members to return to the United States once a year and the cost of a mid-size rental car for the home visit totaling approximately EUR 10,000 (approximately $12,000) per year, (iv) a spousal career support allowance not to exceed EUR 4,177 ($5,000), (v) dependent education assistance valued at approximately EUR 70,000 (approximately $84,000) per year, (vi) relocation to Italy (including pre-assignment trip, visa/immigration expenses, shipment of household goods, travel expenses, temporary living accommodations, cross cultural training and language training (for family), valued at approximately EUR 80,000 (approximately $96,000), and (vii) relocation back to the United States from Italy (including shipment of household goods, travel expenses, temporary living accommodations, and reimbursement of the lease cancellation or loss on sale of one automobile in Italy, valued at approximately EUR 80,000 (approximately $96,000). Mr. Currarino will be also eligible to receive tax equalization assistance (including associated taxes on assignment-related benefits) pursuant to applicable Company policy.

The value of these ongoing allowances and reimbursements, including any tax equalization assistance, is approximately EUR 500,000 (approximately $599,000) for the first year of the Assignment, approximately EUR 400,000 (approximately $479,000) for the second year of the Assignment and approximately EUR 450,000 (approximately $539,000) for the third year of the Assignment. The figures shown herein assume a currency exchange rate of approximately 0.835 Euro to one US dollar ($1.00).

The foregoing description of the Assignment Agreement is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Assignment Agreement dated June 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2021	O-I GLASS, INC.

	By:	/s/ John A. Haudrich
John A. Haudrich
Senior Vice President and Chief Financial Officer